                                                                     Exhibit 4.1


                            DUKE CAPITAL CORPORATION

                                       TO

                            THE CHASE MANHATTAN BANK

                                                    Trustee

                               ----------------

                          Third Supplemental Indenture

                           Dated as of March   , 2001

                               ----------------

                                     $

                              % Senior Notes due 2006

                               ----------------

                             TABLE OF CONTENTS (1)

                                   ARTICLE 1

                             % Senior Notes due 2006

                                                                          Page
                                                                          ----
 Section 101. Establishment.............................................    1
 Section 102. Definitions...............................................    2
 Section 103. Stated Maturity; Payment of Principal and Interest........    3
 Section 104. Form; Denominations.......................................    5
 Section 105. Global 2006 Notes.........................................    5
 Section 106. Defeasance; Covenant Defeasance...........................    5
 Section 107. Paying Agents; Transfer Agents; Place of Payment..........    5

                                   ARTICLE 2

                             Redemption; Repurchase

 Section 201. Tax Event Redemption......................................    6
 Section 202. Redemption Procedures for 2006 Notes......................    6
 Section 203. No Sinking Fund...........................................    6

 Section 204. Option to Put 2006 Notes upon Failed Secondary
              Remarketing...............................................    6
 Section 205. Repurchase Procedure for 2006 Notes.......................    7
 Section 206. No Conditional Redemption.................................

                                   ARTICLE 3

                                  Remarketing

 Section 301. Initial Remarketing Procedures............................    7
 Section 302. Secondary Remarketing Procedures..........................   10

                                   ARTICLE 4

                            Miscellaneous Provisions

 Section 401. Recitals by Corporation...................................   12
 Section 402. Ratification and Incorporation of Original Indenture......   12
 Section 403. Executed in Counterparts..................................   12
 Section 404. Consent of Remarketing Agent..............................   12

Exhibit A Form of   % Senior Note due 2006
Exhibit B Certificate of Authentication
--------
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS THIRD SUPPLEMENTAL INDENTURE is made as of the    day of March, 2001, by
and between DUKE CAPITAL CORPORATION, a Delaware corporation, having its principal office at 526 South Church Street, Charlotte, North Carolina 28202 (the "Corporation"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

WHEREAS, the Corporation has heretofore entered into a Senior Indenture, dated as of April 1, 1998 (the "Original Indenture") with The Chase Manhattan Bank, as Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended and supplemented to the date hereof, including by this Third Supplemental Indenture, is herein called the "Indenture";

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

WHEREAS, the Corporation proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                            % Senior Notes Due 2006

Section 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the
Corporation's    % Senior Notes due 2006 (the "2006 Notes").

There are to be authenticated and delivered $      principal amount of 2006
Notes (plus such additional principal amount of 2006 Notes, not exceeding
$     , if the over-allotment option referred to in the Underwriting Agreement
(as defined in Section 102(a)) is exercised in whole or in part), and no further 2006 Notes shall be authenticated and delivered except as provided by
Section 304, 305, 306, 906 or 1106 of the Original Indenture. The 2006 Notes may be issued from time to time pursuant to a Company Order delivered to the Trustee for the authentication and delivery of 2006 Notes pursuant to Section 303 of the Original Indenture. The 2006 Notes shall be issued in fully registered form without coupons.

The 2006 Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the 2006 Notes shall be in substantially the form set forth in Exhibit B hereto.

Each 2006 Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

(a) The following terms have the meanings given to them in the Purchase Contract Agreement: (i) Applicable Principal Amount; (ii) Authorized Newspaper;
(iii) Cash Settlement; (iv) Corporate Units; (v) Initial Remarketing; (vi) Initial Remarketing Date; (vii) Quotation Agent; (viii) Redemption Price; (ix) Reset Agent; (x) Reset Announcement Date; (xi) Reset Rate; (xii) Reset Spread;
(xiii) Secondary Remarketing; (xiv) Secondary Remarketing Date; (xv) Successful Initial Remarketing; (xvi) Successful Secondary Remarketing; (xvii) Tax Event; (xviii) Treasury Portfolio; (xix) Treasury Portfolio Purchase Price; (xx) Treasury Units; (xxi) Two-Year Benchmark Treasury; (xxii) Two and One-Quarter Year Benchmark Treasury; and (xxiii) Underwriting Agreement;

(b) The following terms have the meanings given to them in this Section 102(b):

"Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a Depositary with respect to the 2006 Notes and in whose name, or in the name of a nominee of that organization, shall be registered a Global Security and which shall undertake to effect book entry transfers and pledges of the 2006 Notes.

"Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

"Coupon Rate" shall have the meaning set forth in Section 103.

"Custodial Agent" shall have the meaning set forth in the Pledge Agreement.

"Duke Energy" means Duke Energy Corporation, a North Carolina corporation.

"Failed Initial Remarketing" shall have the meaning set forth in Section
301(g).

"Failed Secondary Remarketing" shall have the meaning set forth in Section
302(h).

"Global 2006 Notes" shall have the meaning set forth in Section 105.

"Interest Payment Date" shall have the meaning set forth in Section 103.

"Original Issue Date" means March  , 2001.

"Pledge Agreement" means the Pledge Agreement dated as of March , 2001 among Duke Energy, Bank One Trust Company, N.A., as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary, and The Chase Manhattan Bank, as purchase contract agent and attorney-in-fact.

"Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement.

"Purchase Contract Agent" means the "Agent" under the Purchase Contract
Agreement.

"Purchase Contract Agreement" means the Purchase Contract Agreement dated as of March , 2001, between Duke Energy and The Chase Manhattan Bank, as purchase contract agent.

"Purchase Contract Settlement Date" means    , 2004.

"Put-Option" shall have the meaning set forth in Section 204.

"Put-Option Exercise Date" shall have the meaning set forth in Section 204.

"Regular Record Date" means, with respect to any Interest Payment Date for the 2006 Notes, the close of business on the first day of the month in which such Interest Payment Date falls.

"Remarketing Agent" means Morgan Stanley & Co. Incorporated, any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

"Remarketing Agreement" means the Remarketing Agreement, dated as of March , 2001, among Duke Energy, the Corporation, the Remarketing Agent and The Chase Manhattan Bank, as purchase contract agent and attorney-in-fact, which term shall include any supplemental remarketing agreement between such parties entered into in connection therewith.

"Reset Effective Date" means (i)      , 2004 in case the interest rate is reset
on the Initial Remarketing Date, or (ii) the Purchase Contract Settlement Date, in case the interest rate is reset on the Secondary Remarketing Date.

"Stated Maturity" shall have the meaning set forth in Section 103.

"2006 Note Repayment Price" shall have the meaning set forth in Section 204.

"2006 Notes" shall have the meaning specified in Section 101.

Section 103. Stated Maturity; Payment of Principal and Interest.

(a) The date upon which the principal of the 2006 Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is
     , 2006 (the "Stated Maturity").

(b) Each 2006 Note will bear interest initially at the rate of % per annum (the "Coupon Rate") from the original date of issuance through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at
the Reset Rate thereafter, payable quarterly in arrears on    ,    ,    and
of each year (each, an "Interest Payment Date") commencing on      , 2001, to
the Person in whose name such 2006 Note, or any predecessor 2006 Note, is registered at the close of business on the Regular Record Date for such interest installment.

(c) The interest rate on the 2006 Notes will be reset on the Initial Remarketing Date to the applicable Reset Rate (which Reset Rate will be
effective on and after      , 2004) except in the event of a Failed Initial
Remarketing. In the event of a Failed Initial Remarketing, the interest rate on the 2006 Notes will be reset on the Secondary Remarketing Date, if any (except in the case of a Failed Secondary Remarketing), to the applicable Reset Rate (which Reset Rate will be effective on and after the Purchase Contract Settlement Date). On the applicable Reset Announcement Date, the applicable Reset Spread and the Two-Year Benchmark Treasury or Two and One-Quarter Year Benchmark Treasury, as applicable, will be announced by the Corporation. On the Business Day immediately following such Reset Announcement Date, the Holders of 2006 Notes will be notified of such Reset Spread and Two-Year Benchmark Treasury or Two and One-Quarter Year Benchmark Treasury, as applicable, by the Corporation. Such notice shall be sufficiently given to such Holders of 2006 Notes if published in an Authorized Newspaper.

(d) Not later than seven calendar days nor more than 15 calendar days immediately preceding the applicable Reset Announcement Date, the Corporation will request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) notify the Holders of 2006 Notes of such Reset Announcement Date and, in the case of a Secondary Remarketing, the procedures to be followed by such holders of 2006 Notes wishing to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

(e) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period other than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the 2006 Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Payment of principal of, premium, if any, and interest on the 2006 Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Principal of and premium, if any, and interest on the 2006 Notes will be payable, at the office or agency of the Corporation maintained for such purpose as described in
Section 107 below; provided, however, that payment of interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto. Payments of principal of, premium, if any, and interest on Global 2006 Notes shall be made by wire transfer of immediately available funds to the Holder of such Global 2006 Notes; provided that, in the case of payments of principal and premium, if any, such Global 2006 Notes are first surrendered to the Paying Agent.

Section 104. Form; Denominations. Except as provided in Section 105, the 2006 Notes shall be issued in fully registered definitive form without interest coupons, bearing identical terms.

The 2006 Notes may be issued, in whole or in part, in global form and, if issued in global form, the Depositary shall be The Depository Trust Company or such other Depositary as the Corporation may from time to time designate.

The 2006 Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

Section 105. Global 2006 Notes. Any 2006 Notes that are no longer part of Corporate Units will be issued initially in the form of one or more Global Securities (the "Global 2006 Notes") registered in the name of the Depositary or its nominee. Unless and until they are exchanged for 2006 Notes in definitive registered form, such Global 2006 Notes may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Corporation or to a nominee of such successor Clearing Agency.

If at any time (i) the Clearing Agency notifies the Corporation that it is unwilling or unable to continue as a Clearing Agency for the Global 2006 Notes and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Exchange Act at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Corporation's becoming aware of the Clearing Agency's ceasing to be so registered or (iii) the Corporation, in its sole discretion, determines that the Global 2006 Notes shall be so exchangeable, the Corporation will execute, and subject to Article Three of the Original Indenture, the Trustee, upon receipt of a Company Order therefor, will authenticate and deliver the 2006 Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global 2006 Note or Notes in exchange for such Global 2006 Note or Notes. Upon exchange of the Global 2006 Note or Notes for such 2006 Notes in definitive registered form without coupons, in authorized denominations, the Global 2006 Note or Notes shall be cancelled by the Trustee. Such 2006 Notes in definitive registered form issued in exchange for the Global 2006 Note or Notes shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

Section 106. Defeasance; Covenant Defeasance. Sections 1302 and 1303 of the Original Indenture shall not apply to any of the 2006 Notes.

Section 107. Paying Agents; Transfer Agents; Place of Payment. The Paying Agent for the 2006 Notes shall initially be the Trustee, and the Place of Payment for the 2006 Notes shall initially be the Corporate Trust Office, which as of the date hereof for such purpose is located at 55 Water Street, New York, New York 10041. The Trustee shall also serve as Security Registrar for the purpose of registering 2006 Notes and transfers or exchanges of 2006 Notes. The Corporation may from time to time designate one or more additional offices or agencies where 2006 Notes may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange in accordance with Section 1002 of the Original Indenture; provided that the Corporation shall at all times maintain a Paying Agent and an office or agency where 2006 Notes may be surrendered for registration of transfer or exchange, in each case in the Borough of Manhattan, The City of New York.

                                   ARTICLE 2

                             Redemption; Repurchase

Section 201. Tax Event Redemption. If a Tax Event shall occur and be continuing, the Corporation may, at its option, redeem the 2006 Notes in whole (but not in part) at any time at a price per 2006 Note equal to the Redemption Price. Installments of interest on 2006 Notes which are due and payable on or prior to the Redemption Date with respect to the 2006 Notes (the "Tax Event Redemption Date") will be payable to the Holders of the 2006 Notes registered as such at the close of business on the Regular Record Date. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Corporation exercises its option to redeem the 2006 Notes, the Corporation shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Corporation. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the 2006 Notes to be repaid at its registered address. Unless the Corporation defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the 2006 Notes. The 2006 Notes are not redeemable otherwise than in this Section 201 provided. The Corporation will notify the Trustee of the Redemption Price promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation. Notwithstanding Section 1104 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

Section 202. Redemption Procedures for 2006 Notes. Payment of the Redemption Price to each Holder of 2006 Notes shall be made by the Corporation, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of 2006 Notes, including the Purchase Contract Agent or the Collateral Agent, as the case may be. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the 2006 Notes, then, on such Tax Event Redemption Date, such 2006 Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such 2006 Notes have been received by the Corporation, and all other rights of the Holder in respect of the 2006 Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such 2006 Notes but without interest on such Redemption Price).

Section 203. No Sinking Fund. The 2006 Notes are not entitled to the benefit of any sinking fund.

Section 204. Option to Put 2006 Notes upon Failed Secondary Remarketing. If a Failed Secondary Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of 2006 Notes who holds such 2006 Notes on the day immediately following the Purchase Contract Settlement Date shall have the right

(the "Put Option"), to put such 2006 Notes to the Corporation on      , 2004
(the "Put Option Exercise Date"), upon at least three Business Days' prior notice, at a repayment price equal to the principal amount of such 2006 Notes plus an amount equal to the accrued and unpaid interest thereon to the date of payment (the "2006 Note Repayment Price").

Section 205. Repurchase Procedure for 2006 Notes.

(a) In order for the 2006 Notes to be repurchased on the Put Option Exercise Date, the Trustee must receive on or prior to 5:00 p.m., New York City time, on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office or at an office or agency maintained by the Corporation in the Borough of Manhattan, The City of New York as contemplated by Section 107 hereof, the 2006 Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such 2006 Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the 2006 Notes for repayment shall be determined by the Corporation, whose determination shall be final and binding.

(b) Payment of the 2006 Note Repayment Price shall be made through the Trustee, subject to the Trustee's receipt of payment from the Corporation in accordance with the terms of the Indenture, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be designated by the applicable Holder. If the Trustee holds immediately available funds sufficient to pay the 2006 Note Repayment Price of 2006 Notes presented for repayment, then, immediately prior to the close of business on the Put Option Exercise Date, such 2006 Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such 2006 Notes have been received by the Corporation, and all other rights of the Holder in respect of the 2006 Notes, including the Holder's right to require the Corporation to repay such 2006 Notes, shall terminate and lapse (other than the right to receive the 2006 Note Repayment Price upon delivery of such 2006 Notes but without interest on such 2006 Note Repayment Price). Neither the Trustee nor the Corporation will be required to register or cause to be registered the transfer of any 2006 Note for which repayment has been elected.

Section 206. No Conditional Redemption. The provisions of Section 1104 of the Original Indenture that relate to redemptions conditional upon the receipt by the Trustee of funds sufficient to pay the principal, premium (if any) and interest on the Securities to be redeemed shall not be applicable to the 2006 Notes.


                                   ARTICLE 3

                                  Remarketing


Section 301. Initial Remarketing Procedures.

(a) The Corporation will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date that the Clearing Agency notify the Holders of the 2006 Notes of the Initial Remarketing.

(b) Not later than 5:00 p.m., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date, each Holder of the 2006 Notes not constituting components of Corporate Units may elect to have 2006 Notes held by such Holder remarketed. Holders of 2006

Notes that are not components of Corporate Units shall give notice of their election to have such 2006 Notes remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Pursuant to Section 5.3A of the Purchase Contract Agreement, the Purchase Contract Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding the Initial Remarketing Date, the Remarketing Agent of the aggregate principal amount of 2006 Notes (that are components of Corporate Units). Pursuant to Section 4.6(c) of the Pledge Agreement, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of 2006 Notes (that are not components of Corporate Units) to be remarketed. Under Section 5.3A of the Purchase Contract Agreement, 2006 Notes that constitute components of Corporate Units will be remarketed as provided therein and in this Section 301. The 2006 Notes constituting components of Corporate Units shall be deemed tendered, notwithstanding any failure by the Holder of such Corporate Units to deliver or properly deliver such 2006 Notes to the Remarketing Agent for purchase.

(c) The right of each Holder to have 2006 Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) 2006 Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered 2006 Notes at a price per 2006 Note such that the aggregate price for the Applicable Principal Amount of 2006 Notes is not less than 100% of the Treasury Portfolio Purchase Price and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. Each Holder of 2006 Notes that are remarketed in a Successful Initial Remarketing agrees that a remarketing fee in an amount set forth in the Remarketing Agreement shall be deducted from the proceeds of the remarketing.

(d) On the Initial Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per 2006 Note such that the aggregate price for the Applicable Principal Amount of 2006 Notes is equal to approximately 100.5% of the Treasury Portfolio Purchase Price, 2006 Notes tendered or deemed tendered for purchase.

(e) If there are no Corporate Units outstanding and none of the Holders elect to have 2006 Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

(f) If the Remarketing Agent has determined that it will be able to remarket all 2006 Notes tendered or deemed tendered prior to 4:00 p.m., New York City time, on the Initial Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

(g) If, by 4:00 p.m., New York City time, on the Initial Remarketing Date, (x) the Remarketing Agent is unable to remarket all 2006 Notes tendered or deemed tendered for purchase, at a price per 2006 Note such that the aggregate price for the Applicable Principal Amount of 2006 Notes is equal to at least 100% of the Treasury Portfolio Purchase Price, or (y) if the Initial Remarketing shall not have occurred because a condition precedent to the Initial Remarketing shall not have been fulfilled, a failed remarketing (each, a "Failed Initial Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, the Purchase Contract Agent, the Corporation, the Trustee, and the Clearing Agency.

(h) By approximately 4:30 p.m., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent shall advise, by telephone (i) the Trustee, the Collateral Agent, the Purchase Contract Agent, the Corporation and the Clearing Agency of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of 2006 Notes sold in the Initial Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of 2006 Notes such purchaser is to purchase and
(iii) each purchaser to give instructions to its Clearing Agency Participant to
pay the purchase price on      , 2004 in same day funds against delivery of the
2006 Notes purchased through the facilities of the Clearing Agency.

(i) In accordance with the Clearing Agency's normal procedures, on      , 2004,
the transactions described above with respect to each 2006 Note tendered for purchase and sold in the Initial Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such 2006 Notes delivered by book entry as necessary to effect purchases and sales of such 2006 Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

(j) If any Holder selling 2006 Notes in the Initial Remarketing fails to deliver such 2006 Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased 2006 Notes in the Initial Remarketing may deliver to any such other Person an aggregate principal amount of 2006 Notes that is less than the aggregate principal amount of 2006 Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of 2006 Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of 2006 Notes shall constitute good delivery.

(k) The Remarketing Agent is not obligated to purchase any 2006 Notes in the Initial Remarketing or otherwise. Neither the Trustee, the Purchase Contract Agent, the Corporation, Duke Energy nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of 2006 Notes for remarketing.

(l) The tender and settlement procedures set in this Section 301, including provisions for payment by purchasers of 2006 Notes in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the 2006 Notes at the time of the Initial Remarketing, to facilitate the tendering and remarketing of 2006 Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

(m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the 2006 Notes and they shall rely solely upon written notice from the Corporation (which the Corporation agrees to
provide prior to the tenth Business Day before      , 2004) as to whether or
not there is any such limitation and, if so, the maximum permissible Reset
Rate.

Section 302. Secondary Remarketing Procedures.

(a) If a Failed Initial Remarketing has occurred, the Corporation will request, not later than seven nor more than 15 calendar days prior to the Secondary Remarketing Date that the Clearing Agency notify the Holders of the 2006 Notes of the Secondary Remarketing and of the procedures that must be followed if a Holder of 2006 Notes wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Secondary Remarketing.

(b) If a Failed Initial Remarketing has occurred, then, not later than 5:00 p.m., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date, each Holder of 2006 Notes may elect to have 2006 Notes held by such Holder remarketed. Under Section 5.4 of the Purchase Contract Agreement, Holders of Corporate Units that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the 2006 Notes constituting a component of such Corporate Units. Holders of 2006 Notes that are not components of Corporate Units shall give notice of their election to have such 2006 Notes remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Pursuant to Section 5.4 of the Purchase Contract Agreement, the Purchase Contract Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding the Secondary Remarketing Date, the Remarketing Agent of the aggregate principal amount of 2006 Notes (that are components of Corporate Units) to be remarketed. Pursuant to Section 4.6(c) of the Pledge Agreement, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of 2006 Notes (that are not components of Corporate Units) to be remarketed.

(c) If any Holder of Corporate Units does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender 2006 Notes as described in Section 302(b), the 2006 Notes of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such 2006 Notes to the Remarketing Agent for purchase.

(d) The right of each Holder to have 2006 Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) 2006 Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered 2006 Notes at a price of not less than 100% of the principal amount thereof, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. Each Holder of 2006 Notes that are remarketed in a Successful Secondary Remarketing agrees that a remarketing fee in an amount set forth in the Remarketing Agreement shall be deducted from the proceeds of the remarketing.

(e) If a Failed Initial Remarketing has occurred, on the Secondary Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.5% of the aggregate principal amount thereof, 2006 Notes tendered or deemed tendered for purchase.

(f) If none of the Holders elect or are deemed to have elected to have 2006 Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Secondary Remarketing Date.

(g) If the Remarketing Agent has determined that it will be able to remarket all 2006 Notes tendered or deemed tendered prior to 4:00 p.m., New York City time, on the Secondary Remarketing Date, the Reset Agent shall, subject to the terms of the Remarketing Agreement, determine the Reset Rate.

(h) If, by 4:00 p.m., New York City time, on the Secondary Remarketing Date, the Remarketing Agent is unable to remarket all 2006 Notes tendered or deemed tendered for purchase or if the Secondary Remarketing shall not have occurred because a condition precedent to the Secondary Remarketing shall not have been fulfilled, a failed remarketing ("Failed Secondary Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Trustee, the Collateral Agent, the Purchase Contract Agent, the Corporation and the Clearing Agency.

(i) By approximately 4:30 p.m., New York City time, on the Secondary Remarketing Date, provided that there has not been a Failed Secondary Remarketing, the Remarketing Agent shall advise by telephone (i) the Trustee, the Collateral Agent, the Purchase Contract Agent, the Corporation, and the Clearing Agency of the Reset Rate determined in the Secondary Remarketing and the aggregate principal amount of 2006 Notes sold in the Secondary Remarketing,
(ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of 2006 Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the 2006 Notes purchased through the facilities of the Clearing Agency.

(j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each 2006 Note tendered for purchase and sold in the Secondary Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such 2006 Notes delivered by book entry as necessary to effect purchases and sales of such 2006 Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

(k) If any Holder selling 2006 Notes in the Secondary Remarketing fails to deliver such 2006 Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased 2006 Notes in the Secondary Remarketing may deliver to any such other Person an aggregate principal amount of 2006 Notes that is less than the aggregate principal amount of 2006 Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of 2006 Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of 2006 Notes shall constitute good delivery.

(l) The Remarketing Agent is not obligated to purchase any 2006 Notes in the Secondary Remarketing or otherwise. Neither the Trustee, the Purchase Contract Agent, the Corporation, Duke Energy nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of 2006 Notes for remarketing.

(m) The tender and settlement procedures set in this Section 302, including provisions for payment by purchasers of 2006 Notes in the Secondary Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the 2006 Notes at the time of the Secondary Remarketing, to facilitate the tendering and remarketing of 2006 Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

(n) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the 2006 Notes and they shall rely solely upon written notice from the Corporation (which the Corporation agrees to provide prior to the tenth Business Day before the Purchase Contract Settlement
Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

                                   ARTICLE 4

                            Miscellaneous Provisions

Section 401. Recitals by Corporation. The recitals in this Third Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2006 Notes and this Third Supplemental Indenture as fully and with like effect as if set forth herein full.

Section 402. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 403. Executed in Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 404. Consent of Remarketing Agent. No provision of this Third Supplemental Indenture may be modified in a manner that adversely affects the rights of the Remarketing Agent (including, without limitation, the Remarketing Agent's right to the remarketing fee specified in Sections 301(c) and 302(d)) without the prior written consent of the Remarketing Agent.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                          Duke Capital Corporation


                                          By: _________________________________

Attest:

_____________________________

                                          The Chase Manhattan Bank, as Trustee


                                          By: _________________________________

Attest:

_____________________________

                                   EXHIBIT A

                          (Form of Face of 2006 Note)

IF THE 2006 NOTE IS TO BE A GLOBAL 2006 NOTE, INSERT--THIS 2006 NOTE IS A GLOBAL 2006 NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS 2006 NOTE IS EXCHANGEABLE FOR 2006 NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS 2006 NOTE (OTHER THAN A TRANSFER OF THIS 2006 NOTE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS 2006 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY 2006 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF TIE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.

$

No.

                            DUKE CAPITAL CORPORATION
                                  % SENIOR NOTE
                                    DUE 2006


Duke Capital Corporation, a Delaware corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the
reverse hereof), for value received, hereby promises to pay to              ,
or registered assigns, the principal sum of            DOLLARS ($     ) on
      , 2006 (such date is hereinafter referred to as the "Stated Maturity"),
and to pay interest on said principal sum from     , 2001 or from the next most
recent date to which interest has been paid or duly provided for, quarterly in
arrears on     ,     ,      and      of each year (each such date, an "Interest
Payment Date"), commencing on      , 2001 initially at the rate of  % per annum
through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per annum of % through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on this 2006 Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2006 Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be the close of business on the first day of the month in which such Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this 2006 Note is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the 2006 Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2006 Notes shall be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this 2006 Note shall be payable at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The indebtedness evidenced by this 2006 Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Corporation.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS 2006 NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this 2006 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:

                                          Duke Capital Corporation


                                          By: _________________________________

Attest:

_____________________________________

                         CERTIFICATE OF AUTHENTICATION

  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          The Chase Manhattan Bank, as Trustee


                                          By: _________________________________
                                                   Authorized Officer

Dated:

                         (Form of Reverse of 2006 Note)

This 2006 Note is one of a duly authorized issue of Securities of the Corporation (the "Securities") issued and issuable in one or more series under a Senior Indenture, dated as of April 1, 1998, as supplemented (the "Indenture"), between the Corporation and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series
designated on the face hereof as   % Senior Notes due 2006 (the "2006 Notes").
Such series is limited in aggregate principal amount to $500,000,000 (or $575,000,000 if the over-allotment option referred to in the Underwriting Agreement is exercised in full). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

If a Tax Event shall occur and be continuing, the Corporation may, at its option, redeem the 2006 Notes in whole (but not in part) at any time at a price per 2006 Note equal to the Redemption Price. The Redemption Price shall be paid to each Holder of the 2006 Notes by the Corporation, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

The 2006 Notes are not entitled to the benefit of any sinking fund.

If a Failed Secondary Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each Holder of 2006 Notes who holds such 2006 Notes on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put
Option"), to put such 2006 Notes to the Corporation, on      , 2004 (the "Put
Option Exercise Date"), upon at least three Business Days prior notice, at a repayment price equal to the principal amount of this 2006 Note plus an amount equal to the accrued and unpaid interest thereon to the date of payment (the "2006 Note Repayment Price").

In order for the 2006 Notes to be so repurchased, the Trustee must receive, on or prior to 5:00 p.m., New York City Time, on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office, or at an office or agency maintained by the Corporation in the Borough of Manhattan, The City of New York, the 2006 Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such 2006 Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the 2006 Notes for repayment shall be determined by the Corporation, whose determination shall be final and binding. The payment of the 2006 Note Repayment Price in respect of such 2006 Notes shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

If an Event of Default with respect to the 2006 Notes shall occur and be continuing, the principal of the 2006 Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this 2006 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2006 Note and of any 2006 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2006 Note.

No reference herein to the Indenture and no provision of this 2006 Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this 2006 Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2006 Note is registrable in the Security Register, upon surrender of this 2006 Note for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2006 Notes, of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

As provided in and subject to the provisions of the Indenture, the Holder of this 2006 Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2006 Notes, the Holders of not less than a majority in principal amount of the 2006 Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of 2006 Notes at the time
Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this 2006 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

The provisions for defeasance and covenant defeasance in the Indenture shall not apply to the 2006 Notes.

Prior to due presentment of this 2006 Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this 2006 Note is registered as the owner hereof for all purposes, whether or not this 2006 Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or the interest on this 2006 Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Corporation or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The 2006 Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, 2006 Notes are exchangeable for a like aggregate principal amount of 2006 Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the 2006 Note or Notes to be exchanged at the office or agency of the Corporation.

This 2006 Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                                   UNIF GIFT MIN ACT --       Custodian
TEN COM -- as tenants in common                       --------         --------
                                                        (Cust)          (Minor)


TEN ENT -- as tenants by the entireties
                                                       under Uniform Gifts to
                                                       Minors Act
                                                                  -------------
                                                                    (State)
JT TEN -- as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.


-------------------------------------------------------------------------------
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
                                                                        -------
      (please insert Social Security or other identifying number of assignee)

-------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------------------
agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.


Dated:
       --------------------------    ------------------------------------------


                                     ------------------------------------------
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                 Signature Guarantee:
                                                      -------------------------

                              SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                           OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Corporation to
repay $   principal amount of the within 2006 Note, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

--------------------------------------------------------------------------------
(Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new 2006 Note or 2006 Notes representing the remaining aggregate principal amount of this 2006 Note.

For this Option to Elect Repayment to be effective, this 2006 Note with the Option to Elect Repayment duly completed must be received by the Trustee, Institutional Trust Services, at 450 West 33rd Street, New York, New York 10001, no later than 5:00 p.m. on the third Business Day immediately preceding
     , 2004.

Dated: ________________________  Signature: ___________________________________

                                 Signature Guarantee: _________________________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within 2006 Note without alteration or enlargement or any change whatsoever.

                              SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT B

                         CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          The Chase Manhattan Bank, as Trustee


                                          By: _________________________________
                                                    Authorized Officer

                                      B-1